LOAN AGREEMENT


AGREEMENT made March 18, 1998 between Lifestream Technologies, Inc., a Nevada corporation, with its principal place of business at 515 Pine St., Suite 200, Sandpoint, Idaho 83864 (the "Borrower"); Christopher Maus ("Maus"); Interactive Health Evaluation systems, Inc., a Nevada corporation ("Interactive"); and Britannia Holdings, Ltd., a Nevis corporation, whose mailing address is King's House; The Grange, St. Peter Port, Guernsey, Channel Islands GY1 2QJ (the "Lender"). The parties agree as follows:

         1. Agreement to Make Loan. Subject to the terms hereof, Lender shall make a loan to Borrower in the principal sum of U.S. $250,000 (the "Loan"). Such loan shall be evidenced by the Borrower's promissory note of even date herewith, and made payable to the order of the Lender twelve months from the date of its execution ("Note"). Interest shall accrue at the rate of eight percent (8%) per annum. All unpaid principal and unpaid interest shall be paid in full on maturity. The Note shall contain such other terms and provisions as the Lender shall determine are needed for its protection. Such Note shall be secured by the Stock Pledge Agreement of even date herewith ("Pledge Agreement"), to be provided by Mr. Maus. In addition, as partial consideration for the loan, Borrower shall also issue to Lender 125,000 share of Borrower's restricted common stock ("Stock"), which Stock shall be fully paid and non-assessable. Lender agrees not to sell or transfer the Stock so long as Borrower, Maus and/or Interactive are not in default of this Agreement, the Note or the Pledge Agreement and that any transfer of the Stock shall be made in accordance with federal and state securities laws. The Stock shall be issued to Lender on the date Borrower receives the loan proceeds. Notwithstanding any provisions to the contrary regarding the term or maturity of the Note, on completion by the Borrower of any equity offering of at least $2,000,000, all amounts unpaid on the Note shall become immediately due and payable.

         2. Pledge Agreement. Borrower warrants that the stock pledge by Mr. Maus of certain of his stock in the Borrower and filing of an appropriate financing statement will create a valid and perfected first priority security interest in Lender's favor in the shares securing the payment of the Note. Furthermore, the parties acknowledge that Lender would not have made the loan without the security provided by the Pledge Agreement. Borrower and Mr. Maus represent and warrant that the value of the pledged stock equals at least $312,500. Borrower and Mr. Maus agree to immediately notify Lender if the value of the pledged stock falls below $312,500 at which time Borrower and Mr. Maus shall immediately provide additional security, whether in the form for additional pledged stock or otherwise, to provide Lender security or at least $312,500 to secure Borrower's performance under this Agreement and the Note.



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         3. Conversion Option. In lieu of repayment in cash, Lender, at Lender's sole discretion, prior to repayment in full of the Note, shall have the option, and Borrower hereby grants to Lender the option, to convert all or part of the amounts owed by Borrower on the Note into stock of the Borrower, calculated at $1.25 per share. For example, if Lender decided to convert the unpaid principal of $250,000 into the stock of the Borrower, Lender would receive 200,000 shares of Borrower's common stock. This options hall be on the following terms and conditions (`Option"):

a. Borrower shall set aside in reserve sufficient stock for the conversion rights granted herein to be fully implemented.

b.                         The conversion price shall be $1.25 per share.

c. Lender may exercise its Option at any time, until the loan is paid in full.

d. Lender may exercise its Option in whole or in part by converting all or only a portion of the amount owing on the Note into stock of the borrower.

e. Upon giving Borrower notice that Lender will exercise the Option, Borrower shall deliver to Lender certificates evidencing ownership of the total number of shares of stock converted, such stock to be fully paid and non-assessable.

         4. Extension Period and Additional Consideration. Borrower, in its sole discretion, may elect to extend the term of the Note for an additional 12-month period by giving Lender at least 30 days written notice before the end of the first 12-month term. As consideration for exercise of this extension option, Lender shall receive the following:

a. one share of Borrower's common stock shall be issued for every $5 of unpaid principal and interest due on the Note as of the date of the notice of extension, which stock shall be fully paid and non-assessable; and

b. the conversion price set forth in section 3.b above shall be reduced to $1 per share

         5. Warranty as to Stock. All of the Borrower's outstanding stock, including all warrants, securities convertible into stock, options, and agreements to issue any stock, securities, warrants or options, shall be referred to as "Outstanding Stock." Borrower agrees that if Lender were to convert the total principal loan amount of $250,000 to stock at $1.25 per share, Lender would hold 2.54% of the outstanding stock of Borrower. Lender recognizes Borrower will be issuing additional shares of stock to fund Borrower's operations, and may also effect other capitalization changes. To protect Lender from dilution of its conversion rights, Borrower agrees that: (a) In the event Borrower sells shares of its stock below $1.25 per share (or $1.00 per share in the event of the extension of the Note.) Borrower agrees to adjust the share prices in the conversion section of this Agreement by decreasing the various conversion prices described in the Agreement by such percentage as necessary to return the Borrower's percentage of Outstanding Shares issued as a result of note conversion by Lender to such number as represent the percentage of shares

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they would have represented has Borrower sold the additional equity at a price of $1.25 per share (or $1.00 per share in the event of an extension of the note); (b) Lender shall have a right, prior to the closing of any private financing by Borrower, to purchase shares in such financing sufficient to maintain the percentage ownership, until such time as Borrower successfully completes a registered securities offering, including debt securities; (c) Lender's conversion prices as described in this Agreement and the Note shall be adjusted proportionately to reflect any change in Borrower's capitalization caused by stock splits (forward or reverse) or stock dividends. Borrower represents and warrants it is a reporting company and that benefits of Rule 144 will be available to Lender with respect to the Stock issued pursuant to section 1 and all other shares of stock issues to Lender under the terms of this Agreement.

         6. Other Rights. Borrower agrees to grant Lender such treatment with respect to shares held by Lender after conversion. So that any rights held by any present or future shares of the Borrower, whether common or preferred, such as preemptive rights, anti-dilution rights, registration rights (corresponding with any registration rights accruing to or exercised by shareholders holding 10% or more of Borrower's securities, co-sale rights (corresponding with any registration rights accruing to or exercised by shareholders holding 10% or more of Borrower's securities), and the like shall attach to the shares held by Lender on conversion, without any further action being required by either Borrower or Lender.

         7. First Offer Rights. Borrower agrees that Lender shall receive an offer to purchase up to 50% of the Borrower's next private placement stock offering.

         8. First Offer Rights for Offering by Interactive Health Evaluation Systems, Inc. Interactive agrees to offer Lender the opportunity to purchase up to a 10% interest in Interactive Health Evaluation Systems, Inc., a corporation controlled by Christopher Maus. The offer shall be made the next time that Interactive offers any shares of stock to raise additional capital.

         9. Events of Default. If any of the following events shall occur, the entire principal balance and accrued interest owing under the Note shall, at the option of the holder thereof, become immediately due and payable:

                  a.       If the Borrower fails to make any payments when due.

                  b. If the Borrower, Mr. Maus or Interactive fails to comply with any applicable covenants (other than payments of amounts owed when due) contained in this Agreement, the Note, or the Pledge Agreement, after twenty-one days written notice from Lender to the defaulting party of such default and the defaulting party's failure to cure the default.

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                  c.       If a petition in bankruptcy is filed by or against
                           the Borrower, Mr. Maus, Interactive, or a receiver or trustee of the property of the Borrower or Mr. Maus is appointed; or if the Borrower, Mr. Maus, or Interactive files a petition for reorganization under any provision of the Bankruptcy Law or of any other state or federal law, or makes an assignment for the benefit of creditors, or is adjudged insolvent by any state or federal court of competent jurisdiction.

Upon default, any amounts owed under the Note shall incur interest at the rate of eighteen percent (18%) per annum until paid in full.

         10. Effect of Agreement on Note and Pledge Agreement. The Note and Pledge Agreement to be executed, acknowledged, and delivered pursuant to this Agreement shall be subject to all the conditions, stipulations, agreements, and covenants contained in this Agreement to the same extent as if the Agreement were fully set forth and made part of such Note and Pledge Agreement, until this Agreement is terminated.

         11. Amendment to Agreement. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         12. Application of Agreement. This Agreement is made for the sole protection and benefit of the parties, and no other person shall be deemed to have a right to action of any kind hereunder.

         13. Notice. Notices to the parties may be given by personal delivery or delivery by air courier with regular service to the addresses at the following addresses:

                  To Lender:                Britannia Holdings, Ltd.
                                            King's House, The Grange Street
                                            St. Peter Port
                                            Guernsey, Channel Islands  GY1 2QJ
                                            Facsimile: 44(0)1481 724116

                                            With a copy to:

                                            Ellis, Li & McKinstry PLLC
                                            999 Third Ave., Ste. 3700
                                            Seattle, WA  98104
                                            Facsimile: (206) 625-1052

                  To Borrower:              Lifestream Technologies, Inc.
                                            515 Pine Street
                                            Suite 200
                                            Sandpoint, ID 83864
                                            Facsimile: (208) 263-6627

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                  To Mr. Maus:              Mr. Christopher Maus
                                            c/o Lifestream Technologies, Inc.
                                            515 Pine Street
                                            Suite 200
                                            Sandpoint, ID 83864
                                            Facsimile: (208) 263-6627

                  To Interactive:           Interactive Health Evaluation
                                            Systems, Inc.
                                            515 Pine Street
                                            Suite 200
                                            Sandpoint, ID 83864
                                            Facsimile: (208_ 263-6627

Any notice given by facsimile shall be deemed effective on the date of transmission provided a text copy is delivered by first class or air mail, when sent to the Borrower, Mr. Maus, or Interactive and a text copy is delivered by air courier with regular service to the addressee, when sent to Lender.

         14. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them.

         15. Non-waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         16. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         17. Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of Idaho.

         18. Binding effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective legal representatives, successors, and assigns.

         19. Foreign Targeted Bearer Debt. The loan transaction contemplated by this Agreement shall constitute and qualify as "portfolio debt investment" (as that term is defined and interpreted under the taxation laws of the United States of America). The parties to this obligation specifically intend that the interest payable hereunder shall not be subject to income or excise taxation, including the imposition of any withholding taxes thereon, under the laws of the United States of America or any State or Municipality thereof. Lender certifies


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to Borrower that Lender is not a "United States Person" (as that term is defined and interpreted under the taxation laws of the United States of America).

         IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their respective corporate names:

         BORROWER:                          LIFESTREAM TECHNOLOGIES, INC.,
                                                     a Nevada Corporation


                                                     By: _______________________
                                                              Christopher Maus
                                                     Title:   Chairman


         MR. MAUS:

                                                     ---------------------------
                                                              Christopher Maus


         INTERACTIVE:                       INTERACTIVE HEALTH EVALUATION
                                            SYSTEMS, INC., a Nevada Corporation

                                                     ---------------------------
                                                              Craig Coad
                                                     Title:   President


         LENDER:                            BRITANNIA HOLDINGS, LTD.,
                                                     a Nevis Corporation


                                                     By: _______________________

                                                     Title:   __________________



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